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                                                                     EXHIBIT 5.1


                           PORTER & HEDGES, L.L.P.
                       ATTORNEYS AND COUNSELORS AT LAW
                          700 LOUISIANA, 35TH FLOOR
                          HOUSTON, TEXAS 77002-2764
                         ---------------------------
                          TELECOPIER (713) 228-1331          MAILING ADDRESS:
                          TELEPHONE (713) 226-0600            P.O. BOX 4744
                                                          HOUSTON, TX 77210-4744



                                March 9, 2004

Grey Wolf, Inc.
10370 Richmond Avenue, Suite 600
Houston, Texas 77042

Ladies and Gentlemen:

         We have acted as counsel for Grey Wolf, Inc., a Texas corporation (the "Company"), and the Subsidiary Guarantors (as defined below) in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-3 (the "Registration Statement") of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of up to $500,000,000 of (i) debt securities of the Company ("Debt Securities"); (ii) shares of common stock, par value $.01 per share, of the Company ("Common Stock"); (iii) shares of preferred stock, par value $1.00 per share, of the Company ("Preferred Stock"); (iv) depositary shares representing fractional interests in Preferred Stock ("Depositary Shares"); (v) purchase contracts (the "Purchase Contracts") requiring the holders thereof to purchase Securities (as defined below); (vi) units (the "Units") consisting of Debt Securities, Common Stock, Preferred Stock, Warrants (as defined below), Purchase Contracts or any combination of the foregoing; (vii) warrants to purchase Debt Securities, Preferred Stock, Common Stock, Purchase Contracts or Units (the "Warrants"); and (viii) guaranties of Debt Securities, Warrants, Purchase Contracts and Units (the "Guarantees" and together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts, Units and Warrants, the "Securities") that may be issued from time to time by DI Energy, Inc., DI/Perfensa, Inc., Drillers, Inc., DI de Venezuela, C.A., Grey Wolf, LLC, Grey Wolf Drilling Company, L.P., Grey Wolf Drilling de Mexico, S. de R.L. de C.V., Grey Wolf Drilling de Venezuela, C.A., Grey Wolf Drilling International, Ltd., Grey Wolf Holdings Company, Grey Wolf International, Inc., Grey Wolf International de Mexico, S. de R.L. de C.V., Grey Wolf Mexico Holdings, LLC, Murco Drilling Corporation, Perforaciones Andinas, S.A. and Servicios Grey Wolf,
S. de R.L. de C.V. (collectively, the "Subsidiary Guarantors").

         We have examined those records and documents as we have deemed necessary, including but not limited to (i) the amended and restated Articles of Incorporation (the "Articles of Incorporation") and the Bylaws of the Company,
(ii) the corporate proceedings of the Company and the Subsidiary Guarantors, and
(iii) the forms of indentures filed as Exhibits 4.3 and 4.4 to the Registration Statement (the "Indentures").

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March 9, 2004
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         As to certain questions of fact material to our opinions that we have not independently established we have relied upon certificates from officers of the Company and upon certificates of public officials.

         In rendering the following opinions, we have assumed (i) all information contained in all documents reviewed by us is true and correct, (ii) the genuineness of all signatures on all documents reviewed by us, (iii) the authenticity and completeness of all documents submitted to us as originals,
(iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, and (v) each natural person signing any document reviewed by us had the legal capacity to do so.

         Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated below, we are of the opinion that:

         1. With respect to Debt Securities to be issued under the Indentures, when (a) the applicable Indenture and any supplemental Indentures have been duly authorized and validly executed and delivered by the trustee, the Company and the Subsidiary Guarantors, if any, (b) the Company's Board of Directors or, to the extent permitted by Article 2.36 of the Texas Business Corporation Act (the "TBCA"), a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to authorize the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (c) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and any applicable supplemental Indenture and upon payment of the consideration therefor such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. With respect to Guarantees of Debt Securities issued by a Subsidiary Guarantor (a "Debt Guarantee"), when (a) the Indentures and any applicable supplemental Indentures have been duly authorized, executed and delivered by the trustee, the Company and the Subsidiary Guarantors, (b) all necessary corporate or other action has been taken to authorize the issuance and the specific terms of such Debt Guarantees, the terms of the offering thereof and related matters, and (c) such Debt Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement and upon payment of the consideration therefor, such Debt Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms.

         3. With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates
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Grey Wolf, Inc.
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                  representing the shares of Common Stock have been duly
                  executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

         4. With respect to shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a statement of resolution relating to such Preferred Stock as required by the TBCA (a "Statement of Resolution") and the filing of the Statement of Resolution with the Secretary of State of the State of Texas, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

         5. With respect to Depositary Shares, when (a) the Board has taken all necessary corporate action to authorize the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Statement of Resolution relating to the Preferred Stock underlying such Depositary Shares and the filing of the Statement of Resolution with the Secretary of State of the State of Texas, (b) the Depositary Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary appointed by the Company, (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Depositary Agreements, and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or

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                  similar agreements approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued.

         6. With respect to the Warrants, when (a) the Board has taken all necessary corporate action to authorize the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters (b) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and
                  (c) the Warrants and certificates representing the Warrants have been duly executed, countersigned, registered and the applicable definitive purchase, underwriting or similar agreement approved by the Company's Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and will constitute valid and binding obligations of the Company.

         7. With respect to Purchase Contracts, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Purchase Contracts, the terms of the offering thereof and related matters, and (b) such Purchase Contracts and agreements relating to the Purchase Contracts have been duly executed and delivered and duly issued and sold in the in the manner contemplated in the Registration Statement or any prospectus supplement thereto, such Purchase Contracts will be valid and binding obligations of the Company.

         8. With respect to Units, when (a) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Units, the terms of the offering thereof and related matters, and (b) such Units and agreements relating to the Units have been duly executed and delivered and duly issued and sold in the manner contemplated in the Registration Statement or any prospectus supplement, such Units will be valid and binding obligations of the Company.

         9. With respect to Guarantees of Warrants, Purchase Contracts or Units (the "Additional Guarantees"), when (a) all necessary corporate or other action has been taken to authorize the issuance and the specific terms of such Additional Guarantees, the terms of the offering thereof and related matters and (b) the applicable guarantee agreement has been duly executed and delivered and the applicable Warrants, Purchase Contracts and/or Units, as the case may be, have been duly issued and delivered by the Company, such Additional Guarantees will constitute valid and binding obligations of the Subsidiary Guarantors.

         The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

                  a. We have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable provisions of the

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                           Securities Act and such state securities rules,
                           regulations and laws as may be applicable, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), (ii) the Registration Statement will remain effective and comply with all applicable provisions of the Securities Act and such state securities rules, regulations and laws as may be applicable at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby and will comply with the Securities Act and all applicable state securities rules, regulations and laws; (iv) all Securities will be issued and sold in compliance with the Securities Act, the Securities Exchange Act of 1934, as amended, and all applicable state securities rules, regulations and laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vii) there shall not have occurred any change in law affecting the validity or enforceability of any such Security; and (viii) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of any such Security nor the compliance by the Company and the Subsidiary Guarantors with the terms of such Security will violate any applicable law or will result in violation of any provision of any instrument or agreement then binding on the Company or any of the Subsidiary Guarantors, or will violate any restriction imposed by a court or governmental body having jurisdiction over the Company or any Subsidiary Guarantor.

                  b. In rendering the opinions in paragraphs 1 and 2, we have assumed that the trustee is or, at the time the applicable Indenture is signed, will be qualified to act as trustee under the Indenture and the TIA and that the trustee has or will have duly executed and delivered the Indenture.

                  c. The enforceability of the Indentures and provisions thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting enforcement of creditors rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Such principles of equity include, without limitation, concepts of materiality, reasonableness, good faith
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Grey Wolf, Inc.
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                           and fair dealing, and also the possible
                           unavailability of specific performance or injunctive relief.

                  d. We express no opinion with respect to (i) the enforceability of the provisions in the Indentures, or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of notices or defenses, or waivers of benefits of or other rights that cannot be effectively waived under, applicable laws; (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws or blue sky laws or (iii) the enforceability of
                           Section 110 of the Indentures.

                  e. The opinions expressed in this letter are limited to the laws of the States of Texas and New York and the federal laws of the United States of America.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission promulgated thereunder.

         This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

                                             Very truly yours,


                                             /s/ Porter & Hedges, L.L.P.